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                                                                    EXHIBIT 10.4


                              EMPLOYMENT AGREEMENT


         THIS EMPLOYMENT AGREEMENT is made and entered into this 5th day of July, 1999 by and between infoUSA, a Delaware corporation, ("Employer"), and Susan L. Henricks ("Executive").

         WHEREAS, Employer and Executive desire to enter into this Employment Agreement (this "Agreement") to set forth the rights and duties of the parties herein;

         NOW THEREFORE, in consideration of the premises and of the covenants and agreements herein contained, the parties agree as follows:

         1.       Employment.

                  (a) Effective as of the date hereof, Employer shall employ Executive as Executive Vice President, infoUSA. Executive hereby accepts such employment as of such date upon the terms and conditions herein set forth.

                  (b) During the term of her employment under this Agreement, Executive will devote her best efforts and her entire working time and attention to her employment and perform those duties consistent with her capacity as Executive Vice-President, infoUSA.

                  (c) Executive shall report directly to Vinod Gupta, or his successor as Chairman and Chief Executive Officer, infoUSA.

         2.       Term.

                  The term of this Agreement shall begin on the date hereof and shall continue until the earliest to occur of July 5, 2004, the date of Executive's death or the date which shall be six (6) months following the date of Executive's disability which shall have prevented Executive from carrying out her duties during such six (6) month period.

         3.       Compensation and Bonus.

                  (a) In consideration of the services to be rendered by Executive hereunder, Employer agrees to pay to the Executive, and Executive agrees to accept, as base compensation, the sum of Three Hundred Twenty Thousand Dollars ($320,000.00) per annum, which shall be paid on the regularly recurring pay periods established by Employer ("Base Salary"). The Base Salary may be increased but not decreased from time to time during the term of this Agreement.

                  (b) In consideration of Executive's entering into this Agreement and her consulting with Employer regarding the


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integration of businesses during the period of her employment hereunder, immediately upon signing this Agreement, Employer shall pay Executive a consulting fee in the amount of One Million Dollars ($1,000,000.00), in such manner as directed by Executive, including without limitation, directly to Executive or to a retirement or deferred compensation plan designated by Executive; provided, however, nothing contained in this Agreement shall obligate Executive to refund this fee, or any portion thereof, nor entitle Employer to offset this fee, or any portion thereof, against any monies owed by Employer to Executive for any reason, including, but not limited to, the termination of Executive's employment for any reason whatsoever, with or without cause, prior to the termination of this Agreement.

                  (c) Executive shall participate in Employer's Executive Bonus Plan on an annual basis.

                  (d) During the term of this Agreement: (1) in the event that Executive's employment is terminated by Employer (other than a "Termination for Cause," as that term is defined in Paragraph 8 below) or (2) in the event of Executive's "Resignation for Cause," as that term is defined in Paragraph 9 below, Executive shall continue to be entitled to all payments under this Paragraph 3 during the remaining term of this Agreement.

         4.       Stock Options.

                  Immediately upon signing this Agreement, Executive shall be granted a stock option to purchase 400,000 shares of Class A Common Stock of Employer, with a strike price equal to the average closing price for a share of such stock as quoted on the NASDAQ or other national exchange for the 20 trading days prior to the date of this Agreement. In addition, upon each annual anniversary of this Agreement during the years 2000, 2001, 2002 and 2003, and conditioned on Employer's EBITDA growth over the prior year of fifteen percent (15%) and revenue growth over the prior year of ten percent (10%) without acquisition, Executive shall be granted an additional stock option to purchase 100,000 shares of Class A Common Stock of Employer, with a strike price fixed by Employer's Board of Directors at the NASDAQ closing prior on the date said options are granted. During the term of this Agreement: (1) in the event that Executive is terminated by Employer (other than a "Termination for Cause"); or
(2) in the event of Executive's "Resignation for Cause," all stock options to be granted during the remaining term of this Agreement shall vest in the same manner as if Executive's employment had not terminated, with a strike price fixed by Employer's Board of Directors at the NASDAQ closing price on the date said options are granted, said options to be exercisable for a period of one (1) year or for the period designated under the applicable stock option plan, whichever is greater.


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         5.       Vacation and Other Benefits.

                           (a) At all times during the course of her employment,
Executive shall be entitled to all employment benefits, including without limitation, health and hospitalization, life insurance, death and retirement plans, on the same terms as are afforded to the most senior officers of Employer. During the term of this Agreement: (1) in the event that Executive's employment is terminated by Employer (other than a "Termination for Cause") or
(2) in the event of Executive's "Resignation for Cause," Executive shall continue to be entitled to all employment benefits under this subparagraph 5(a) during the remaining term of this Agreement.

                           (b) Without limiting the generality of subparagraph
5(a), Executive shall be entitled to a reasonable vacation each year of her employment with Employer.

         6.       Expenses.

                  Employer shall pay all reasonable expenses incurred by Executive in the performance of her responsibilities and duties for Employer as well as the promotion of Employer's business. Executive shall submit to Employer periodic statements along with supporting documentation of all expenses so incurred, in accordance with Employer's standard policies. Subject to such reviews as Employer may deem necessary, Employer shall promptly reimburse Executive the full amount of any such expenses advanced by Executive.

         7.       Residence.

                  During the term of this Agreement, it is intended that Executive live either in the vicinity of Omaha, Nebraska, or the vicinity of Chicago, Illinois. In the event it is necessary for Executive to relocate her existing residence in Omaha, Nebraska, in order to fulfill her employment responsibilities, Employer shall pay all reasonable relocation expenses of Executive, including the actual costs incurred by Executive in connection with the sale of her existing residence.

         8.       Termination for Cause.

                  The employment of Executive under this Agreement may be terminated by Employer for cause at any time. As used in this Paragraph, the term "cause" shall be defined solely to mean Executive's fraud, dishonesty, willful misconduct, gross negligence in the performance of her duties or material breach of her obligations under this Agreement.


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         9.       Resignation for Cause.

                  The employment of Executive under this Agreement may be terminated by Executive for cause at any time. As used in this Paragraph, the term "cause" shall mean the occurrence, without the express written consent of Executive, of any of the following events:

                           (a) any action by Employer which materially
interferes with Executive's ability to carry out her responsibilities under this Agreement such as, but not limited to, a reduction or adverse change in, or a change which is inconsistent with, Executive's responsibilities, duties, status, authority, reporting power, functions, title, working conditions or status as provided herein;

                           (b) a reassignment to a geographic location more than
50 miles from 5711 S. 86th Cir., Omaha, Nebraska, other than a location within the vicinity of Chicago, Illinois; or

                           (c) a material breach by Employer of this Agreement.

         10.      Other Provisions Upon Termination.

                           (a) If Executive's employment is terminated for any
reason, Executive shall have no duty to mitigate her damages or seek other employment and Employer shall have no right to offset any amounts paid.

                           (b) After the termination of Executive's employment
for any reason, Executive and Executive's dependents shall be entitled to continuation of health insurance coverage under COBRA and any other applicable laws, at Employer's expense.

                           (c) If Executive's employment is terminated for any
reason, after the end of a performance period and prior to the payment of a bonus for the period, Executive shall be paid such bonus amount at the regularly scheduled time.

         11.      Litigation.

                  (a) In the event Executive is required to defend herself in response to the claim of any other party that her employment with Employer and the performance of her duties hereunder are in violation of a duty owed to said other party, Employer agrees to assume the entire costs of defense of Executive in response to said claims, including legal fees. Further, Employer shall indemnify and hold harmless Executive for any damages of any sort Executive may be required to pay a third party by virtue of her employment by Employer and the performance of her duties hereunder. In the event Executive is legally prevented from performing some or all of her


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duties hereunder, Employer shall continue to pay Executive all compensation and benefits provided for in this Agreement; provided, however, in exchange for such continued compensation, Executive shall perform alternative duties on behalf of Employer during the remaining term hereof which are mutually agreeable to Executive and Employer.

                  (b) Employer agrees that Executive shall be entitled to indemnification and payment or reimbursement of expenses (including attorneys' fees and expenses) for all damages, losses and expenses incurred by Executive in connection with any claim, action, suit or proceeding which arises from Executive's services and/or activities as an officer and/or employee of Employer or any affiliate thereof, other than claims resulting from Executive's fraud or dishonesty.

                  (c) This Paragraph 11 shall survive any termination of the terms of this Agreement.

         12.      Non-Competition.

                  During the term of this Agreement and for a period of 18 months thereafter, Executive shall not, without the prior written consent of Employer, within the geographic area in which Executive shall have solicited customers or otherwise performed services on Employer's behalf during the final 12 months of her employment with Employer, promote or assist, financially or otherwise, or otherwise at in aid of, any person, firm, corporation, association or other entity which competes with the Employer in the development, marketing or servicing of any product or service with which Employer is involved during her employment with Employer, and, for such period, Executive shall not, directly or indirectly, promote or assist, financially or otherwise, or otherwise act in aid of, any such entity.

         13.      Non-solicitation.

                  During the term of this Agreement and for a period of 18 months thereafter, Executive shall not, either directly or indirectly, solicit, induce or encourage any of Employer's employee(s) to terminate their employment with Employer or to accept employment with any competitor, supplier or customer of Employer, not shall Executive cooperate with any others in doing or attempting to do so.

         14.      Confidentiality.

                  Executive and Employer expressly recognize and acknowledge that as a result of Executive's activities hereunder, Executive shall become personally acquainted with Employer's clients and the manner in which Employer renders services to them. Executive hereby covenants and agrees to retain in confidence all


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information regarding Employer's clients so long as such information is not publicly disclosed.

         15.      Ownership of Property.

                  Executive agrees that all works of authorship developed, authored, written, created or contributed to during the term of this Agreement for the benefit of Employer, whether solely or jointly with others, shall be considered works-made-for-hire. Executive agrees that such works shall be the sole and exclusive property of Employer (or an appropriate affiliate of Employer) and that all right, title and interest therein and thereto, including all intellectual property rights existing or obtained in connection therewith, shall likewise be the sole and exclusive property of Employer (or such other appropriate affiliate of Employer). Executive agrees further that, in the event that any work is not considered to be work-made-for-hire by operation of law, Executive will immediately, and without further compensation, assign all of Executive's right, title and interest therein to Employer (or any affiliate of Employer which it may designate). At the request and expense of Employer, Executive agrees to perform in a timely manner such further acts as may be necessary or desirable to transfer, defend or perfect Employer's ownership of such work and all rights incident thereto.

         16.      Severable Provisions.

                  The provisions of this Employment Agreement are severable, and if any one or more provisions may be determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions, and any partially unenforceable provision to the extent enforceable in any jurisdiction, shall nevertheless be binding and enforceable.

         17.      Arbitration.

                  Any controversy or claim arising out of or relating to this Agreement, the making, interpretation or breach thereof, shall be resolved by arbitration in Omaha, Nebraska in accordance with the Commercial Arbitration Rules of the American Arbitration Association and judgment upon the award tendered by the arbitrators may be entered in any court having jurisdiction thereof and any party to the arbitration may, if such party so elects, institute proceedings in any court having jurisdiction for the specific performance of any such award. The powers of the arbitrator(s) shall include, but not be limited to, the award of injunctive relief. The arbitrator(s) shall include in any award in the prevailing party's favor the amount of her or its reasonable attorneys' fees and expenses and all other reasonable costs and expenses of the arbitration. In the event the arbitrator does not rule in favor of the prevailing party in respect to all the claims alleged by such party, the arbitrator shall include in the award in


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favor of the prevailing party the reasonable costs and expenses of the arbitration as the arbitrator(s) deems just and equitable under the circumstances. Except as provided herein, each party shall bear her or its own attorneys' fees and expenses and the parties shall bear equally all other costs and expenses of the arbitration.

         18.      Notices.

                  Any notice to be given to Employer under the terms of this Employment Agreement shall be addressed to Employer at the address of its principal place of business, and any notice to be given to Executive shall be addressed to her at her home address last shown on the records of Employer, or at such other address as either party may hereafter designate in writing to the other. Any such notice shall have been duly given when enclosed in a properly sealed envelope addressed as aforesaid, postage prepaid, registered or certified, return receipt requested, and deposited in a post office or branch office regularly maintained by the United States Government.

         19.      Waiver.

                  Either party's failure to enforce any provision or provisions of this Employment Agreement shall not in any way be construed as a waiver of any such provision or provisions as to any future violations thereof, nor prevent that party thereafter from enforcing each and every other provision of this Agreement. The rights granted the parties herein are cumulative and the waiver by a party of any single remedy shall not constitute a waiver of such party's right to assert all other legal remedies available to her or it under the circumstances.

         20.      Captions and Paragraph Headings.

                  Captions and paragraph headings used herein are for convenience only and are not a part of this Agreement and shall not be used in construing it.

         21.      Entire Agreement.

                  This Agreement constitutes the entire agreement of the parties and may not be changed orally but only by an agreement in writing signed by the party against whom the enforcement of any waiver, change, modification, extension, or discharge is sought.


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                  IN WITNESS WHEREOF, the parties hereto have caused this
Agreement to be duly executed as of the day and year first above written.

                                      infoUSA


                                      By:   /s/ Vinod Gupta
                                            ------------------------------------
                                            Vinod Gupta, Chairman and Chief
                                            Executive Officer


                                      By:   /s/ Susan L. Henricks
                                            ------------------------------------
                                            Susan L. Henricks















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